         As filed with the Securities and Exchange Commission on April 28, 1995
                                                    Registration No. 33-________
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 --------------
                                 MAGNETEK, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                     ---------------------------------------

            DELAWARE                                          95-3917584
   (State or Other Jurisdiction of                        (I.R.S. Employer
   Incorporation or Organization)                        Identification No.)

                         -------------------------------
                              26 Century Boulevard
                                 P.O. Box 290159
                        Nashville, Tennessee  37229-0159
                                 (615) 316-5100
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)
                         -------------------------------
                              AMENDED AND RESTATED
            1989 INCENTIVE STOCK COMPENSATION PLAN OF MAGNETEK, INC.
                            (Full title of the plan)
                        ---------------------------------
                              Samuel A. Miley, Esq.
                  Vice President, General Counsel and Secretary
                                 MAGNETEK, INC.
                              26 Century Boulevard
                                 P.O. Box 290159
                        Nashville, Tennessee  37229-0159
                                 (615) 316-5100
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)
                       ----------------------------------
                                 WITH A COPY TO:
                              Jennifer Bellah, Esq.
                             Gibson, Dunn & Crutcher
                       2029 Century Park East, Suite 4000
                         Los Angeles, California  90067
                                 (310) 552-8500
                        --------------------------------
                         CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------

   Title of Securities         Amount to        Proposed Maximum        Proposed Maximum        Amount of
     to be Registered      be Registration     Offering Price per           Aggregate          Registered
                                                     Share               Offering Price           Fee
- ---------------------------------------------------------------------------------------------------------
      Common Stock          5,000,000 (1)    $14.6875 per share (2)     $73,437,500 (2)         $25,324
- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

(1) The number of shares registered hereby is based on an estimate of the number of shares as to which options may be granted under the Amended and Restated 1989 Incentive Stock Compensation Plan of MagneTek, Inc. for the next several years.
(2) Estimated in accordance with Rule 457(h) and Rule 457(c) solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock of the Company on the New York Stock Exchange on April 24, 1995 of $14.6875.

The reoffer prospectus filed herewith also relates to the Registrant's Form S-8 Registration Statements Nos. 33-34112, 33-44519 and 33-31439.

                                EXPLANATORY NOTE

          This Registration Statement is being filed by MagneTek, Inc. ("MagneTek" or the "Company") in order to register 5,000,000 shares which have been reserved for issuance under the Amended and Restated 1989 Incentive Stock Compensation Plan of MagneTek, Inc. (the "1989 Stock Plan"). The additional shares of Common Stock that may become available for purchase in accordance with the provisions of the 1989 Stock Plan in the event of certain changes in the outstanding shares of Common Stock of MagneTek, including, among other things, stock dividends, stock splits, reverse stock splits, reorganizations and recapitalizations, are also being registered. The 1989 Stock Plan provides that the maximum number of shares as to which options or other awards may be granted will not exceed (a) the 1,250,000 shares previously authorized for issuance under the 1989 Plan and registered under MagneTek's Registration Statement on Form S-8 (No. 33-34112) plus (b) an amount of shares determined and added annually pursuant to a formula based upon a percentage of MagneTek, Inc.'s outstanding Common Stock, 3,750,000 of which shares have previously been registered under MagneTek's Registration Statements on Form S-8 (Nos. 33-34112 and 33-44519).

          The material which immediately follows constitutes a reoffer prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the 1989 Stock Plan and the 1987 Stock Option Plan of MagneTek by persons who may be considered affiliates of MagneTek, as defined in Rule 405 under the Securities Act of 1933, as amended.

          In addition to this registration statement, the reoffer prospectus filed herewith relates to the following Form S-8 Registration Statements of
MagneTek: Nos. 33-34112 and 33-44519 (relating to the 1989 Stock Plan) and 33-31439 (relating to the 1987 Stock Option Plan).

REOFFER PROSPECTUS
                                 MAGNETEK, INC.
                                  COMMON STOCK
                                ($.01 PAR VALUE)
                                 868,095 SHARES

          This Prospectus relates to 868,095 shares of Common Stock, par value $.01 per share ("Common Stock"), of MagneTek, Inc. ("MagneTek" or the "Company") which have previously been issued or may in the future be issued pursuant to awards granted to date under the Company's 1987 Stock Option Plan and Amended and Restated 1989 Incentive Stock Compensation Plan (the "Plans") to, and which may be offered for resale from time to time by, certain employees of the Company and its subsidiaries named in "Selling Stockholders" and Annex 1 hereto (the "Selling Stockholders").

          The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby (hereinafter, the "Securities"). The Company will pay all of the expenses associated with this Prospectus. The Selling Stockholders will pay the other costs, if any, associated with any sale of the Securities.

          See "Special Factors" for certain considerations relevant to an investment in the Securities.

          The  Common Stock is  listed on the  New York Stock  Exchange
(Symbol:MAG).

                        ________________________________

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                       COMMISSION PASSED UPON THE ACCURACY
                      OR ADEQUACY OF THIS PROSPECTUS.  ANY
                       REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE
                         _______________________________

                 The date of this Prospectus is April 28, 1995.

                                    AVAILABLE INFORMATION

          The Company has filed separate Registration Statements on Form S-8 relating to each Plan (collectively, the "Registration Statements") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities covered by this Prospectus. This Prospectus omits certain information and exhibits included in the Registration Statements, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C.

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60606-2511 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

          The Company's Common Stock is listed on the New York Stock Exchange (Symbol: MAG), and reports and information concerning the Company can be inspected at such exchange, 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents heretofore filed by the Company with the Commission are by this reference incorporated in and made a part of this
Prospectus:

          (i) The Annual Report on Form 10-K for the fiscal year ended July 3, 1994, including the Financial Statements and the Report of Ernst & Young LLP, Independent Auditors, of the Company's 1994 Annual Report to Shareholders incorporated by reference in such Annual Report on Form 10-K, and the portions of the Company's Proxy Statement dated October 28, 1994 incorporated by reference in such Annual Report on Form 10-K;

          (ii) The Registration Statement on Form 8-A filed April 21, 1989;

         (iii) The Quarterly Report on Form 10-Q filed  September 30, 1994;
and

          (iv) All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          Copies of all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this Prospectus) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon a written or oral request to MagneTek, Inc., Attention: General Counsel, 26 Century Boulevard, P.O. Box 290159, Nashville, Tennessee, 37229-0159, telephone number (615) 316-5100.

                                   THE COMPANY

          MagneTek, which was organized in 1984, manufactures and markets a diverse group of electrical equipment products. The Company's principal executive offices are located at 26 Century Boulevard, P.O. Box 290159, Nashville, Tennessee, 37229-0159, and its telephone number is (615) 316-5100. Additional information regarding the Company is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended July 3, 1994 (which is incorporated herein by reference).

                                 SPECIAL FACTORS

          Prospective investors should consider carefully, in addition to the other information contained in and incorporated into this Prospectus, the following information before purchasing the Securities offered hereby.

LEVERAGE
          As of March 31, 1995, the Company had long-term debt, including current portion, of approximately $457 million. This leverage increases the Company's sensitivity to fluctuations in operating income and interest rates.

                              SELLING STOCKHOLDERS

          The table attached as Annex I hereto sets forth, as of March 1, 1995 or a subsequent date if amended or supplemented, (a) the name of each Selling Stockholder and his or her relationship to the Company during the last three years; (b) the number of shares of Common Stock each Selling Stockholder beneficially owned prior to this offering (assuming that all options to acquire shares are exercisable within 60 days, although options actually vest over four years), (c) the number of Securities offered pursuant to this Prospectus by each Selling Stockholder; and (d) the amount and the percentage of the Company's Common Stock that would be owned by each Selling Stockholder after completion of this offering. The information contained in Annex I may be amended or supplemented from time to time.

                                 USE OF PROCEEDS

          The Company will not receive any of the proceeds from the sale of the Securities offered hereby.

                              PLAN OF DISTRIBUTION

          Sales of the Securities offered hereby may be made on the New York Stock Exchange or the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will not receive any part of the proceeds of the sales made hereunder. All expenses associated with this

Prospectus are being borne by the Company, but all selling and other expenses incurred by a Selling Stockholder will be borne by such stockholder.

          The Securities may be sold in (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (c) an exchange distribution in accordance with the rules of such exchange, and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Certain Selling Stockholders also may, from time to time, authorize underwriters acting as their agents to offer and sell Securities upon such terms and conditions as shall be set forth in any Prospectus Supplement. Underwriters, brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to sale. Such underwriters, brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any discounts and commissions received by them and any profit realized by them on the resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

          There is no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Securities covered by this Prospectus.

                                  LEGAL OPINION

          The validity of the Common Stock has been passed upon for the Company by Samuel A. Miley, its Vice President, General Counsel and Secretary. Mr. Miley owns 400 shares of Common Stock and options to purchase 49,000 shares of Common Stock, excluding shares of Common Stock, if any, held by the MagneTek FlexCare Plus Retirement Savings Plan.

                                     ANNEX I

                                                                                                 Shares to be Beneficially
                                                              Shares of Common                    Owned upon Completion of
                                                             Stock Beneficially                        Offering (2)(4)
                                                                                                ---------------------------
                           Relationship to Company During       Owned as of     Shares Offered
 Selling Stockholder(1)           Last Three Years            March 1, 1995(2)     Hereby(3)       Number        Percent
- ------------------------ ---------------------------------- ------------------- --------------- ------------ --------------
Antonio Canova           Executive Vice President since            44,100           44,100          ---
                         10/93

John P. Colling, Jr.     Vice President since 7/90;                61,575           60,275         1,300             *
                         Treasurer since 6/89

C. Ore Davis             Executive Vice President since          201,738(5)         160,000      41,738(5)           *
                         8/93; Senior Vice President and
                         Chief Administrative Officer from
                         7/89 to 7/93

Brian R. Dundon          Executive Vice President since          294,400(5)         164,275     130,125(5)           *
                         7/93; Executive Vice President,
                         Motors and Controls from 11/86 to
                         7/93

Dennis L. Hatfield       Assistant Vice President, Facilities      13,000           14,000          ---
                         & Environmental Affairs since
                         8/92

Thomas R. Kmak           Vice President and Operations             29,350           26,250         3,100             *
                         Controller since 10/93; Vice
                         President Operational Finance
                         from 7/92 to 10/93

Alexander Levran         Senior Vice President, Technology         38,750           38,000          750
                         since 1/95; Vice President,
                         Technology from 7/93 to 1/95

Ronald W. Mathewson      Executive Vice President since            70,000           50,000        20,000             *
                         6/94

Samuel A. Miley          Vice President, General Counsel           49,400           49,000          400              *
                         and Secretary since 2/90

Robert W. Murray         Vice President, Communications &          53,775           53,275          500
                         Public Relations since 4/87

David P. Reiland         Executive Vice President since          199,375(4)         155,000      44,375(4)           *
                         7/93; Chief Financial Officer since
                         7/88; Senior Vice President from
                         7/89 to 7/93

John E. Steiner          Senior Vice President, Strategic          54,195           53,920          275              *
                         Planning and Business
                         Development since 1/95; Vice
                         President, Strategic Planning and
                         Business Development from 7/94
                         to 1/95; Vice President, Drives
                         and Magnetics from 11/93 to 7/94;
                         Vice President and General
                         Manager, Drives and Systems from
                         10/90 to 11/93

- --------------------------------
The footnotes appear on the following page.


                                Annex I - Page 1


*    Less than one percent.

(1) Does not include holders of less than 1,000 shares of Common Stock who may use this Prospectus to reoffer and resell up to 1,000 shares of Common Stock.

(2) Assumes that all options to acquire shares are exercisable within 60 days, although options actually vest over four years. Includes, for certain Selling Stockholders, shares held by limited partnerships, trusts or spouses, as to which such Selling Stockholders disclaim beneficial ownership. Excludes shares held in the MagneTek FlexCare Plus Retirement Savings Plan, if any.

(3) Assumes that all options to acquire shares are exercisable immediately and and that all restrictions upon restricted stock awards have lapsed.

(4) Assumes that all outstanding options are exercised and all shares offered hereby are sold, that no additional shares will be acquired and that no shares other than those offered hereby will be sold.

(5) Amount includes shares registered under other registration statements filed under the Securities Act for possible offer and sale. Messrs. Davis, Dundon and Reiland hold 41,738, 129,125 and 44,375 shares, respectively, registered under such other registration statements.

                                 Annex I - Page 2

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed by the Company with the Commission are by this reference incorporated in and made a part of this Registration Statement:

          (i) The Annual Report on Form 10-K for the fiscal year ended July 3, 1994, including the Financial Statements and the Report of Ernst & Young LLP, Independent Auditors, of the Company's 1994 Annual Report to Shareholders incorporated by reference in such Annual Report on Form 10-K, and the portions of the Company's Proxy Statement dated October 28, 1994 incorporated by reference in such Annual Report on Form 10-K;

          (ii)   The Registration Statement on Form 8-A filed April 21, 1989;

          (iii)  The Quarterly Report on Form 10-Q filed September 30, 1994; and

          (iv) All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the Common Stock has been passed upon for the Company by Samuel A. Miley, its Vice President, General Counsel and Secretary. Mr. Miley owns 400 shares of Common Stock and options to purchase 49,000 shares of Common Stock, excluding shares of Common Stock, if any, held by the MagneTek FlexCare Plus Retirement Savings Plan.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As permitted by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, including grossly negligent business judgments made in good faith, except for liability (i) for breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the Delaware General Corporation Law and Article III, Section 13 of the Company's Bylaws, under certain circumstances, provide for the indemnification of the Company's officers, directors, employees, and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article III, Section 13 of the Company's Bylaws (filed as Exhibit 3.5 to the Company's Registration Statement on Form S-1 as filed with the Commission on April 18, 1989), which is incorporated by reference herein).

          In general, any officer, director, employee or agent may be indemnified against expenses including attorneys' fees, fines, settlements or judgments which were actually and reasonably incurred in connection with a legal proceeding, other than one brought by or on the behalf of the Company, to which he was a party as a result of such relationship, if he acted in good faith, and in a manner he believed to be in the Company's best interest and not unlawful. If the action is brought by or on behalf of the Company, the person to be indemnified must have acted in good faith, in a manner he believed to have been in the Company's best interest and must have been adjudged liable for negligence or misconduct.

          Indemnification shall be granted by the Company if the Board of Directors or the stockholders of the Company determine in good faith, or independent legal counsel for the Company opines in writing, that the standards for indemnification have been met. A successful defense is deemed conclusive evidence of a person's right to be indemnified against expenses.

          The Company may advance funds to pay the expenses of any person involved in such action provided that the Company receives an undertaking that the person will repay the advanced funds if it is ultimately determined that he is not entitled to indemnification.

          Indemnification may also be granted pursuant to provisions of Bylaws which may be adopted in the future, pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or disinterested directors. The statutory provisions cited above and the referenced portion of the Bylaws also grant the power to the Company to purchase and maintain insurance which protects its officers, directors, employees and agents against any liabilities incurred in connection with their services in such a position. Such an insurance policy has been obtained by the Company.

ITEM 8.   EXHIBITS.

          The Exhibit Index appears on page II-6.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 28th day of April, 1995.
                                               MAGNETEK, INC.

                                             By: /s/ David P. Reiland
                                                ---------------------
                                                 David P. Reiland
                                           Executive Vice President and
                                              Chief Financial Officer

                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints David P. Reiland and Samuel A. Miley his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.


               Signature       TITLE                           DATE

     /s/ Andrew G. Galef       Chairman of the Board,          April 28, 1995
- -----------------------------    Chief Executive Officer and
        Andrew G. Galef          Director (Principal
                                 Executive Officer)

     /s/ David P. Reiland      Executive Vice President and    April 28, 1995
- -----------------------------    Chief Financial Officer
        David P. Reiland         (Principal Financial Officer)

     /s/ Thomas R. Kmak        Vice President and Controller   April 28, 1995
- -----------------------------    (Principal Accounting
        Thomas R. Kmak           Officer)

     /s/ Dewain K. Cross       Director                        April 28, 1995
- -----------------------------
        Dewain K. Cross

     /s/ Charles H. Dean, Jr.  Director                        April 28, 1995
- -----------------------------
       Charles H. Dean, Jr.

     /s/ Paul J. Kofmehl       Director                        April 28, 1995
- -----------------------------
        Paul J. Kofmehl

     /s/ A. Carl Kotchian      Director                        April 28, 1995
- -----------------------------
       A. Carl Kotchian

     /s/ Crocker Nevin         Director                        April 28, 1995
- -----------------------------
        Crocker Nevin

     /s/ Kenneth A. Ruck       Director                        April 28, 1995
- -----------------------------
       Kenneth A. Ruck

     /s/ Marguerite W. Salee   Director                        April 28, 1995
- -----------------------------
       Marguerite W. Sallee

                                INDEX TO EXHIBITS


Exhibit                            DESCRIPTION
NUMBER


4 (1)   Amended and Restated 1989 Incentive Stock Compensation Plan.

5       Opinion of Samuel A. Miley, Esq.

23.1    Consent of Ernst & Young LLP, Independent Auditors.

23.2    Consent of Samuel A. Miley (included in Exhibit 5.1).

24      Power of Attorney (included on Signature Pages).


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(1)  Previously filed with Form 10-Q for quarter ended December 31, 1994.


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